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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 14, 2008
Date of Report (Date of earliest event reported)

Level 3 Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip Code)

720-888-1000
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Officer Titles.

Effective March 14, 2008, the Board of Directors of Level 3 Communications, Inc. (the “Company”) elected James Q Crowe as President. Mr. Crowe will retain his existing title of and Chief Executive Officer. In addition, Sunit S. Patel was elected as Executive Vice President and will remain as Chief Financial Officer. Mr. Patel was formerly Group Vice President and Chief Financial Officer. Mr. Crowe remains the Company’s principal executive officer and Mr. Patel remains the Company’s principal financial officer.

James Q. Crowe, 58, has been the Company’s Chief Executive Officer since August 1997, and a director of the Company since June 1993. Mr. Crowe was President and Chief Executive Officer of MFS Communications Company, Inc. (“MFS”) from June 1993 to June 1997. Mr. Crowe also served as Chairman of the Board of WorldCom from January 1997 until July 1997, and as Chairman of the Board of MFS from 1992 through 1996.

The Company permits the personal use of the Company’s aircraft by certain members of our senior management. This personal use of the Company’s aircraft is done pursuant to an Aircraft Time-Share Agreement, which provides that the Company will charge the individual its incremental cost to operate the aircraft as allowed by Part 91 of the U.S. Federal Aviation Administration regulations for personal use of corporate aircraft. The rate used for 2007 was $1,500 per hour of use. The Company received a total payment in the amount of $257,357 from Mr. Crowe under his agreement for the period January 1, 2007 to December 31, 2007.

Termination of Retention Agreement.

Effective as of March 14, 2008, the Company’s wholly owned subsidiary, Level 3 Communications, LLC and Mr. Patel entered into a Termination Agreement for the purpose of terminating in full Mr. Patel’s Retention Agreement, dated October 15, 2007. The Termination Agreement was executed in connection with Mr. Patel remaining as an employee of Level 3 Communications, LLC and the Company’s Executive Vice President and Chief Financial Officer. The Termination Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Form 8-K as if set forth in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein

Neil J. Eckstein, Senior Vice President

Date: March 19, 2008